Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-39076) of Life Partners Holdings, Inc. (the “Registrant”) of our report dated May 5, 2005 relating to the financial statements, which appears in the Registrant’s annual report on Form 10-KSB for the year ended February 28, 2005.

/s/ Murrell, Hall, McIntosh & Co.

Oklahoma City, Oklahoma

May 26, 2005

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